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                                 EXHIBIT NO. 15





November 1, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549




     We are aware that M.D.C. Holdings, Inc. has included our report dated November 1, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statements on Forms S-8 filed on or about March 15, 1985 and July 1, 1994, Forms S-3 filed on or about May 19, 1994 and September 21, 1994, and Form S-4 filed on or about May 19, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ Price Waterhouse LLP
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Price Waterhouse LLP